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                                                                    EXHIBIT 4.14

                    FOURTEENTH AMENDMENT TO CREDIT AGREEMENT
                               AND LOAN DOCUMENTS

     THIS FOURTEENTH AMENDMENT TO CREDIT AGREEMENT AND LOAN DOCUMENTS dated as of November 30, 2001 (this "AMENDMENT"), is among Alternative Resources Corporation, a Delaware corporation ("BORROWER"), the undersigned Lenders and American National Bank and Trust Company of Chicago, as Agent ("AGENT") and as a Lender. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

                              W I T N E S S E T H:

     WHEREAS the Borrower, the Agent and the Lenders entered into that certain Credit Agreement dated as of November 7, 1997, as amended by that certain Thirteenth Amendment to Credit Agreement dated as of July __, 2001 (the "THIRTEENTH AMENDMENT") by and among Borrower, Agent and Lenders, and certain MESNE amendments thereof (as so amended and as the same may hereafter be amended, modified, restated or otherwise supplemented from time to time, the "CREDIT AGREEMENT");

     WHEREAS the Obligations are due and payable in full on January 1, 2002 in accordance with the definition of Facility Termination Date;

     WHEREAS Borrower has obtained written proposals from each of Wynnchurch Capital, Ltd. ("WYNNCHURCH") and Fleet Capital Corporation ("FLEET") to, in the case of Wynnchurch, provide financing of $10,000,000 to Borrower in the proposed form of senior subordinated convertible notes and, in the case of Fleet, to provide a senior secured credit facility, in an aggregate amount sufficient to repay the Obligations in full in cash on or before January 31, 2002 (such transactions, in their entirety, the "REFINANCING"); and

     WHEREAS the Borrower has requested that Agent and the Lenders amend and extend the current Facility Termination Date from January 1, 2002 to January 31, 2002 in order to provide sufficient time to consummate the Refinancing;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Recitals set forth above (which are incorporated herein by this reference thereto) and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, each of the undersigned agrees as follows:

1. CERTAIN AMENDMENTS TO CREDIT AGREEMENT. The parties hereto desire to amend the Credit Agreement in order to (i) extend the Facility Termination Date by 30 days to January 31, 2002 from January 1, 2002, subject to the provisions hereof, and (ii) reduce the Aggregate Commitment to $37,350,000 from $42,000,000 as further provided herein. Accordingly, the

                                        1
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parties agree, subject to the terms and conditions set forth herein, including, without limitation the conditions precedent set forth in Section 5 hereof, that the Credit Agreement is hereby amended as set forth below.

(a) Article I of the Credit Agreement is hereby amended by deleting the defined terms indicated below in their entirety and substituting the definitions set forth below in lieu thereof, such that such defined terms as so amended shall now read as follows:

     "Aggregate Commitment" means $37,350,000, as reduced from time to time pursuant to the terms hereof.

     "Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans not exceeding the amount set forth opposite its name set forth below or as set forth in any Notice of Assignment entered into pursuant to Section 12.3.2, as such amount may be modified from time to time and not exceeding $36,500,000 in the aggregate:

                    Lender                                Commitment
     --------------------------------------------------------------------
             American National Bank                       $10,950,000
     --------------------------------------------------------------------
             Harris Trust & Savings Bank                  $ 7,300,000
     --------------------------------------------------------------------
             Mellon Bank                                  $ 7,300,000
     --------------------------------------------------------------------
             Fleet National Bank                          $ 5,475,000
     --------------------------------------------------------------------
             National City Bank                           $ 5,475,000
     --------------------------------------------------------------------

     "Facility Termination Date" means January 31, 2002 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

     "Permitted Overadvance" means, $1,000,000 for the period commencing as of November 30, 2001 through January 31, 2002."

(b) Section 6.24.4 of the Credit Agreement shall be amended by adding or substituting, as applicable, the following new periods and Consolidated EBITDA amounts under the columns bearing those headings in said section:

     "For the period commencing                    Consolidated EBITDA shall
     7/1/01 and ending:                            not be less than:
     --------------------------                    -------------------------
     November 30, 2001                             $2,400,000
     December 31, 2001                             $2,600,000
     January 31, 2002                              $2,800,000"

(c) Section 6.16 of the Credit Agreement shall be amended by adding or substituting, as applicable, the following new periods and Capex Amounts under the columns bearing those headings in said section:

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
     "For the period commencing                    Capital Expenditures shall
     7/1/01 and ending:                            not exceed:
     --------------------------                    --------------------------
     November 30, 2001                             $  700,000
     December 31, 2001                             $  850,000
     January 31, 2002                              $1,000,000"

(d) The parties hereto acknowledge that each intends to give full effect to the modifications described above and that the foregoing amendments are not meant to be exhaustive or complete and they, and each applicable Loan Document, shall be interpreted in such a manner so as to give full effect to the intended modifications. In no event, however, shall the same be construed to prejudice, compromise or adversely affect or impact the rights, remedies, claims or security interests of Agent or any Lender under the Credit Agreement and the other Loan Documents except as specifically and expressly set forth above.

2.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

     (a) In order to induce Agent and the Lenders to execute and deliver this Amendment, Borrower hereby represents to Agent and the Lenders that as of the date hereof, the representations and warranties set forth in Article 5 of the Credit Agreement and in that certain Eleventh Amendment to Credit Agreement and Loan Documents dated as of May 18, 2001 by and among Borrower, Agent and the Lenders (the "ELEVENTH AMENDMENT") relating to, among other things, the Tax Refund, are and shall be and remain true and correct (except that the representations contained in Section 5.4 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lenders) and the Borrower is in compliance with all of the terms and conditions of the Credit Agreement and no Unmatured Default or Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

     (b) Borrower and each Guarantor by its execution of the Reaffirmation and Consent attached hereto represents and warrants to Agent and Lenders that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of each such Person and that this Amendment has been duly executed and delivered by each such Person.

     (c) Borrower hereby reaffirms that the Tax Refund shall be applied to the repayment of the Term Loan and then in repayment of the Revolving Loans in permanent reduction of Aggregate Commitment, as set forth in the Eleventh Amendment.

3.   RELEASE.

     In consideration for the agreement of the Agent and the Lenders to this Amendment, Borrower hereby releases and forever discharges Agent, each Lender, each of their parent

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corporations, affiliated corporations, subsidiary corporations, predecessor corporations and successor corporations, and the past and present officers, directors, agents, assigns, subrogees, servants, employees, financial advisors and attorneys of each of them from any and all claims, actions, causes of action, choses in action and suits of every kind and nature whatsoever, whether at law or in equity, under any facts or legal theory that Borrower ever had, now has, or hereafter can, shall or may have, in any way related to, arising out of or based upon this Agreement, the Credit Agreement or any Loan Document, except for any such claims arising out of Agent's or any Lender's future willful breach of this Agreement.

4.   REAFFIRMATION OF LIENS AND SECURITY INTERESTS.

     The other Loan Documents, including specifically but without limitation each of the Collateral Documents, are each hereby amended to secure the Obligations as evidenced by the Credit Agreement and the other Loan Documents, each as amended hereby.

5. CONDITIONS. This effectiveness of this Amendment shall be subject to the satisfaction of all of the following conditions precedent or concurrent (unless waived by Agent in writing):

     (a) CERTAIN DOCUMENTS. Borrower shall have delivered to Agent and/or Lenders, as applicable, all of the following, on or before the date indicated and in each case, in form and substance acceptable to Agent and each Lender in its sole and absolute discretion:

          (1) Commitment Letters. On or before 5:00 p.m. (Chicago time), December 26, 2001 Borrower shall deliver directly to each Lender, in accordance with the requirement hereof, binding and legally enforceable commitment letters (collectively, the "COMMITMENT LETTERS") (i) from Wynnchurch committing, subject only to appropriate documentation, to provide financing of not less than $10,000,000 to Borrower in the form of purchasing senior subordinated convertible notes, and (ii) from Fleet committing to provide financing in an amount which, together with the proceeds realized by Borrower from the Wynnchurch note sale as aforesaid, shall be sufficient to repay the Obligations in cash, in full, on or before the Facility Termination Date as amended hereby. Delivery of the Commitment Letters shall be made by messenger or other appropriate courier or by facsimile transmission with machine generated, time stamped confirmation of receipt, to the Lender officers and at the fax numbers indicated on
          Schedule 5(a) attached hereto.

          (2) Amendment. Fully and duly executed counterparts of this Amendment in sufficient quantities to provide each party with an original of such counterpart, together with such other agreements, documents and instruments as reasonably required by Agent, duly executed by the respective parties thereto.

          (3) Resolutions and Corporate Documents. If requested by Agent, copy, duly certified by the secretary or an assistant secretary of Borrower, of (i) resolutions

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          of Borrower's Board of Directors authorizing or ratifying the execution and delivery of this Amendment and authorizing the borrowings under the Credit Agreement as amended hereby, (ii) all documents evidencing other necessary corporate action, and (iii) all approvals or consents, if any, with respect to this Amendment.

          (4) Incumbency Certificate. If requested by Agent, a certificate of the secretary or an assistant secretary of Borrower certifying the names of Borrower's officers authorized to sign this Amendment and all other documents or certificates to be delivered hereunder, together with the true signatures of such officers.

          (5) Additional Documents/Actions. Such other documents as the Agent may reasonably require and all proceedings taken in connection with the transactions contemplated by this Amendment, and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

     (b) NO OBJECTIONS TO COMMITMENT LETTERS. Agent, as of 5:00 p.m., Chicago time, on Friday, December 28, 2001 shall not have received from any Lender (including American National Bank in its capacity as Lender) a written objection to or rejection of the Commitment Letters (or any one of them). Each Lender hereby agrees that, provided each such Lender received copies of the Commitment Letters in a timely manner in accordance with the provisions of subsection 6(a)(1) above, the failure by such Lender to deliver to Agent a rejection of or objection to one or both of the Commitment Letters in writing by 5:00 p.m., Chicago time, on Friday, December 28, 2001 shall constitute acceptance and approval by each such Lender of the Commitment Letters for purposes of this Amendment.

     (c) NO DEFAULT. After giving effect to this Amendment, no Unmatured Default or Default shall have occurred and be continuing or will result from the execution and delivery of, or the performance by Borrower of any of its obligations under this Amendment.

     (c) GUARANTORS' CONSENT. The Guarantors shall have consented hereto in the Consent and Reaffirmation attached hereto for such purpose below.

     (d) EXTENSION FEE. In consideration of, among other things, Lenders' execution and delivery of this Amendment, Borrower shall pay to Agent for the ratable benefit of the Lenders a non-refundable extension fee in the amount of $93,375.00 representing 0.25% of the Aggregate Commitment as amended hereby (the "EXTENSION FEE"), which Extension Fee shall be fully earned upon execution of this Amendment by the parties hereto and shall be due and payable in cash, in full upon the earliest to occur of (i) the Facility Termination Date, (ii) the occurrence of an Event of Default, or (iii) the repayment in full of the Obligations (whether by a refinancing thereof or otherwise); PROVIDED, however, that notwithstanding the foregoing to the contrary, $46,687.50 of the Extension fee (representing 50% thereof) shall be forgiven and waived by Agent and Lenders if the Obligations are paid in full, in accordance with the terms hereof, on or before the Facility Termination Date as amended hereby.

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     (e)  OTHER FEES. Borrower agrees to pay, (i) all invoices outstanding as of the date that this Amendment is executed and delivered by Borrower to Agent (the "DELIVERY DATE"), (ii) subject to clause (iii) below, all invoices issued by Policano & Manzo subsequent to the Delivery Date, showing in reasonable detail and description the amounts therefor, in each case no later than ten days following receipt by Borrower of such invoice, and (iii) on the Delivery Date, a $10,000 retainer to Policano & Manzo which will be used to set off any fees and expenses incurred by Policano & Manzo in connection with its engagement by Katten Much Zavis in connection with this matter, from and after the Delivery Date.

     This Amendment shall be effective only upon completion of the conditions set forth above and Borrower's failure to deliver the aforementioned documents or satisfy each of the foregoing conditions, as applicable, on or before the dates indicated shall, at the option of the Lenders, result in this Amendment being null and void, AB INITIO.

7.   MISCELLANEOUS.

     (a) This Amendment shall become effective upon the execution and delivery hereof to the Agent by the Borrower and the Lenders and the satisfaction of the conditions precedent set forth in Section 5 hereof.

     (b) Except as specifically amended herein upon the effectiveness hereof, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, any Guaranty, any Collateral Documents, the Notes, any other Loan Document or any communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such to the Credit Agreement being sufficient to refer to the same as amended hereby.

     (c) The Borrower agrees to promptly pay on demand all costs and expenses of or incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of Katten Muchin Zavis, counsel for the Agent, such payment to be made immediately in the case of invoices rendered more than 30 days prior to the date hereof and, in all other cases, no later than 30 days following receipt of an invoice describing the fees and charges in reasonable detail, but in any event, on or before repayment of the Obligations whether at stated maturity or sooner in accordance with the terms hereof.

     (d) This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

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     IN WITNESS WHEREOF, this Fourteenth Amendment to Credit Agreement and Loan
Documents has been duly executed by each of the undersigned as of the day and year first set forth above.

                                  ALTERNATIVE RESOURCES CORPORATION, a Delaware corporation

                                  By:---------------------------------------
                                  Name:------------------------------------
                                  Its:---------------------------------------

                                  AMERICAN NATIONAL BANK AND TRUST
                                   COMPANY OF CHICAGO, as Agent and
                                   individually as a Lender

                                  By:---------------------------------------
                                  Name:------------------------------------
                                  Its:---------------------------------------

                                  MELLON BANK, N.A., as a Lender

                                  By:---------------------------------------
                                  Name:------------------------------------
                                  Its:---------------------------------------

                                  HARRIS TRUST AND SAVINGS BANK, as a Lender

                                  By:---------------------------------------
                                  Name:------------------------------------
                                  Its:---------------------------------------

                                  FLEET NATIONAL BANK, as a Lender

                                  By:---------------------------------------
                                  Name:------------------------------------
                                  Its:---------------------------------------

                                  NATIONAL CITY BANK, as a Lender

                                  By:---------------------------------------
                                  Name:------------------------------------
                                  Its:---------------------------------------

                      GUARANTORS' REAFFIRMATION AND CONSENT

     The Undersigned have each heretofore executed and delivered to the Agent (defined below) and the Lenders a Guaranty in connection with the obligations and liabilities of Alternative Resources Corporation, a Delaware corporation ("Borrower") arising in connection with that certain Credit Agreement by and among American National Bank and Trust Company of Chicago, as agent ("Agent"), and as the other Lenders a party thereto. Each of the Undersigned hereby acknowledges that it has received and has read the Fourteenth Amendment to Credit Agreement and Loan Documents dated as of November 30, 2001, consents thereto and to the transactions contemplated thereunder and confirms that its Guaranty and all of the Undersigned's obligations thereunder remain in full force and effect in accordance with its terms.

                                  ARC SOLUTIONS, INC.
                                  (formerly known as CGI Systems, Inc.)

                                  By:---------------------------------------
                                  Name:------------------------------------
                                  Its:---------------------------------------

                                  ARC SERVICE, INC.

                                  By:---------------------------------------
                                  Name:------------------------------------
                                  Its:---------------------------------------

                                  WRITERS, INC.

                                  By:---------------------------------------
                                  Name:------------------------------------
                                  Its:---------------------------------------

                                  ARC MIDHOLDING, INC.
                                  (formerly known as CGI Corp.)

                                  By:---------------------------------------
                                  Name:------------------------------------
                                  Its:---------------------------------------

                                  SCHEDULE 5(a)
                         LENDER DISTRIBUTION INFORMATION

LENDER                    LENDER CONTACT `          TELEPHONE NUMBER    FAX NUMBER
American National Bank    Susan B. Kruesi           312-661-5733        312-661-6316

Mellon Bank, N.A.         Edward McGrath            412-236-5914        412-236-1174

Harris Bank & Trust       Janet Maxwell-Wickett     312-461-2471        312-765-1724

Fleet National Bank       Jeffrey H. Robinson       860-986-2228        860-986-3162

National City Bank        Stephen E. Green          312-384-4611        312-240-0301

WITH A COPY TO:

Policano & Manzo, LLC     David Galfus              201-556-4014        201-843-8044